EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2011 relating to the consolidated financial statements of The Singing Machine Company, Inc. (the Company), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and to all references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
November 29, 2011